UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 30, 2008

VITAL SIGNS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-18793	11-2279807
(State Or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

20 Campus Road, Totowa, New Jersey 07512
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (973) 790-1330

______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

          On Thursday, October 30, 2008, pursuant to the Agreement and Plan of Merger, dated July 23, 2008 (the “Merger Agreement”), by and among Vital Signs, Inc., a New Jersey corporation (the “Company”), General Electric Company, a New York corporation (“GE”), and Tonic Acquisition Corp, a New Jersey corporation and wholly-owned subsidiary of GE (the “Merger Sub”), the Merger Sub was merged with and into the Company (the ”Merger”) with the Company surviving the Merger as an indirect wholly-owned subsidiary of GE (the “Surviving Corporation”).

          As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”). Accordingly, on October 29, 2008, NASDAQ filed with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby effecting the delisting of the Company’s shares of common stock from NASDAQ. The Company will file with the SEC a Certification on Form 15 under the Exchange Act to deregister the Company's shares of common stock under the Exchange Act and to suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

          The information set forth in Items 3.01 and 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

          On October 30, 2008, pursuant to the terms of the Merger Agreement, GE consummated the acquisition of the Company through the merger of Merger Sub with and into the Company. The Company is the Surviving Corporation of the Merger and an indirect wholly-owned subsidiary of GE.

          As a result of the Merger, all issued and outstanding common stock of the Company, no par value per share (the “Shares”), other than Shares owned by GE, the Merger Sub or any other wholly-owned subsidiary of GE immediately prior to the effective time of the Merger (the "Effective Time") and Shares owned by the Company or any wholly-owned subsidiary of the Company immediately prior to the Effective Time, were cancelled and converted into the right to receive $74.50 in cash, without interest.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          Pursuant to the Merger Agreement, at the Effective Time, the directors of the Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time became the officers of the

Surviving Corporation, in each case to hold office until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with the Surviving Corporation’s certificate of incorporation and by-laws.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          Pursuant to the Merger Agreement, at the Effective Time, the Company’s Certificate of Incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety, and such amended and restated certificate of incorporation became the Certificate of Incorporation of the Surviving Corporation. A copy of the Amended and Restated Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto and incorporated herein by reference.

          In addition, pursuant to the Merger Agreement, at the Effective Time, the by-laws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety, and such amended and restated by-laws became the by-laws of the Surviving Corporation.

Item 8.01 Other Events.

          On Thursday, October 30, 2008, pursuant to the Merger Agreement, the Merger Sub was merged with and into the Company, with the Company surviving the Merger as an indirect wholly-owned subsidiary of GE. As a result of the Merger, all issued and outstanding Shares, other than Shares owned by GE, the Merger Sub or any other wholly-owned subsidiary of GE immediately prior to the Effective Time and Shares owned by the Company or any wholly-owned subsidiary of the Company immediately prior to the Effective Time, were cancelled and converted into the right to receive $74.50 in cash, without interest.

          On October 30, 2008, GE and the Company issued a joint press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
No.
3.1	Amended and Restated Certificate of Incorporation of Vital Signs, Inc., dated October
30, 2008
99.1	Joint Press Release, dated October 30, 2008

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL SIGNS, INC.

	By:	/s/ Jay Sturm
Name: Jay Sturm
Title: Vice President/General Counsel

Date: October 30, 2008